UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2026

Tamboran Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-42149	93-4111196
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Suite 01, Level 39, Tower One, International Towers Sydney
100 Barangaroo Avenue, Barangaroo NSW 2000
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: Australia +61 2 8330 6626

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	TBN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02Unregistered Sale of Equity Securities.
On May 1, 2026, Tamboran Resources Corporation (the “Company”) settled a retail entitlement offer (“Retail Entitlement
Offer”) and issued an aggregate of 99,375,000 CHESS Depositary Interests (“CDIs”) underpinned by 496,875 shares of common stock (each CDI represents 1/200th of a share of common stock), for aggregate proceeds to the Company of A$24.8 million at an issue price of A$0.25 per CDI. The CDIs were offered to existing shareholders of the Company resident in Australia, Bermuda, Canada,
Cayman Islands, Germany, Hong Kong, New Zealand, Norway, Singapore, Switzerland, United Arab Emirates, or the United
Kingdom. The Company’s issuance and sale of its CDIs in the Retail Entitlement Offer were exempt from registration pursuant to
Regulation S under the Securities Act of 1933, as amended.
Item 9.01Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMBORAN RESOURCES CORPORATION

Date: May 4, 2026	By:	/s/ Eric Dyer
Eric Dyer Chief Financial Officer